Exhibit 99.1

IMPLANT SCIENCES REPORTS THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

Company to Host Earnings Call on Thursday May 17th at 4:15 pm EST

Wilmington, MA… May 16, 2011…Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the third quarter and nine months ended March 31, 2012.

Revenues for the third quarter ended March 31, 2012, decreased by 7%, to $.7 million.  Our net loss for the quarter ended March 31, 2012 was $3.9 million as compared with a net loss of $0.6 million for the comparable prior year period, an increase of $3.2 million.  The increase in the net loss is primarily due to increased operating expenses, increased interest expense and the non-cash fair value adjustments recorded in the quarter ended March 31, 2011 on the note conversion option liability and warrant derivative liability.

Revenues for the nine months ended March 31, 2012 decreased by 42%, to $2.9 million. Our net loss for the nine months ended March 31, 2012 was $10.3 million as compared with a net loss of $10.7 million for the comparable prior year period, a decrease of $0.4 million, or 4.0%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the nine months ended March 31, 2011 on the note conversion option liability and warrant derivative liability, partially offset by decreased revenues and higher operating costs in the nine months ended March 31, 2012.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During the past three quarters, Implant Sciences has achieved a number of strategic goals that we believe position the Company for long term growth, and we remain excited about our future prospects.  However, we are disappointed by our current financial performance.  We are seeing increased activity in the markets we serve, but also a delay in procurement decisions as projects are deferred or temporarily put on hold.  We have taken a number of steps to broaden the markets we serve in order to increase our distribution and diversify our revenue opportunities, and have announced significant additions to our senior management team.  These include:

▪

Recorded initial sales of the QS-B220, our benchtop trace explosives and narcotics detector into China, France and  Mexico in the most recent quarter. The QS-B220 expands our available markets to include border security, prisons and other venues that face threats from both explosives and narcotics.

▪

Enhanced our senior leadership team with the recent additions of Bill McGann as our Chief Operating Officer (former Chief Technology Officer for GE Security), Darryl Jones as our Vice President, Sales and Marketing (former V.P., Sales for Safran and GE Security) and Andrew Anderson as Director of Engineering (former Director of Engineering at L-3 Communications Security and Detection Systems).

▪

Extended the maturity of our credit agreements with DMRJ Group LLC through September 30, 2012.

▪

Extended the period of performance of our $6.0 million contract with the Indian Ministry of Defence.

▪

Granted a patent from the US Patent and Trademark Office; patent number 8,122,756 "Narcotics and Explosives Particle Removal System."

Details for the third quarter and nine months ended March 31, 2012 follow below.

Quarter Ended March 31, 2012 vs. March 31, 2011

➢

Revenues for the quarter ended March 31, 2012 were $686,000 as compared with $734,000 for the comparable prior year period, a decrease of $48,000, or 6.5%, due primarily to lower sales of our explosives detection products sold into China.

➢

Gross margin for the quarter ended March 31, 2012 decreased to $182,000, or 26.5% of revenues as compared with gross margin of $200,000 or 27.2% of  revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead.

➢

Research and development expense for the quarter ended March 31, 2012 was $799,000 as compared with $829,000 for the comparable prior year period, a decrease of $30,000, or 3.6%, due primarily to decreased direct material costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector.

➢

Selling, general and administrative expenses for the quarter ended March 31, 2012 were $2,258,000 as compared with $1,078,000 for the comparable prior year period, an increase of $1,180,000, or 109.5%, due primarily to the issuance of our common stock to certain consultants, increased personnel costs, the retention of consultants to assist with our efforts to advance our interests with the U.S. government and increased stock-based compensation expense.

➢

For the quarter ended March 31, 2012, other expense, net was $1,015,000 as compared with other income, net of $1,066,000, for the comparable prior year period, a decrease of $2,081,000, due primarily to non-cash benefits recorded in the comparable prior period to record changes in the fair value of the note conversion option liability and warrant derivative liability, both of which are related to our financing with DMRJ. Interest expense increased to $1,016,000, compared to $637,000, for the comparable prior period, an increase of $379,000, due to increased borrowings under our credit facility with DMRJ.

➢

Our net loss for the quarter ended March 31, 2012 was $3,890,000 as compared with a net loss of $641,000 for the comparable prior year period, an increase of $3,249,000.  The increase in the net loss is due to the non-cash fair value adjustments recorded in the quarter ended March 31, 2011 on the note conversion option liability and warrant derivative liability, increased operating expenses and interest expense.

Nine months ended March 31, 2012 vs. March 31, 2011

➢

Revenues for the nine months ended March 31, 2012 were $2,854,000 as compared with $4,885,000 for the comparable prior year period, a decrease of $2,031,000, or 41.6%, due primarily to lower sales of our explosives detection products sold into China.

➢

Gross margin for the nine months ended March 31, 2012 decreased to $946,000, or 33.1% of  revenues as compared with gross margin of $1,990,000, or 40.7% of  revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead and costs incurred to remediate certain defective component parts, partially offset by decreased warranty costs.

➢

Research and development expense for the nine months ended March 31, 2012 was $2,365,000 as compared with $1,949,000 for the comparable prior year period, an increase of $416,000, or 21.3%.  The increase in research and development expense is due primarily to costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector, as well as expenses incurred to prepare for certain government laboratory acceptance testing including our participation in the Cooperative Research and Development Agreement with the Department of Homeland Security’s Science and Technology Directorate.

➢

Selling, general and administrative expenses for the nine months ended March 31, 2012 were $6,053,000 as compared with $3,530,000 for the comparable prior year period, an increase of $2,523,000, or 71.5%, due primarily the issuance of our common stock to certain consultants, the retention of consultants to assist with our efforts to advance our interests with the U.S. government, increased personnel expenses, increased stock-based compensation expense,  partially offset by the early termination payment discount of $201,000 recorded in the comparable prior period with respect to the note receivable from Core Systems Incorporated.

➢

For the nine months ended March 31, 2012, other expense, net was $2,780,000 as compared with other expense, net of $7,190,000, for the comparable prior year period, a decrease of $4,410,000, due primarily to non-cash charges recorded in the comparable prior period to record changes in the fair value of the note conversion option liability and warrant derivative liability. Interest expense increased to $2,783,000, compared to $1,739,000, for the comparable prior period, an increase of $1,044,000, due to increased borrowings under our credit facility with DMRJ.

➢

Our net loss for the nine months ended March 31, 2012 was $10,252,000 as compared with a net loss of $10,679,000 for the comparable prior year period, a decrease of $427,000, or 4.0%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the nine months ended March 31, 2011 on the note conversion option liability and warrant derivative liability, partially offset by increased operating expenses and interest expense.

Additional information on the financial condition and results of operations can be found in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2012, filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a conference call on Thursday, May 17, 2012 at 4:15 PM Eastern time to review the Company’s third quarter and nine months ended March 31, 2012 financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-831-6272 within the U.S. or 617-213-8859 outside the U.S. and entering passcode 20740580.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 54793894.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures, and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed innovative proprietary technologies used in its explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences products have been deployed in a wide range of security environments including airports, subways, railways, cargo facilities, nuclear power plants, police departments, military units, government buildings, and financial institutions. The QS-H150 and QS-B220 are Department of Homeland Security (DHS) Qualified Anti-Terrorism Technologies under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by September 30, 2012; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the TSA or by other U.S. government and law enforcement agencies or commercial consumers of security products; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; our business could be harmed if our contract manufacturer is unable or unwilling to meet our volume and quality requirements; we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the delisting of our common stock by the NYSE Amex has limited our stock's liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2011 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com